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                                                                   EXHIBIT 10.27

                                                                         ANNEX B

                ONLINE GAME DISTRIBUTION AND SERVICE AGREEMENT I

                                     THE AGE

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                ONLINE GAME DISTRIBUTION AND SERVICE AGREEMENT I

                                     THE AGE

                                  JULY 14, 2004

           SHANGHAI SHENGPIN NETWORK TECHNOLOGY DEVELOPMENT CO., LTD.

               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

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THIS ONLINE GAME DISTRIBUTION AND SERVICING AGREEMENT (this "Agreement") is entered into as of July , 2004 ("Effective Date") by and between:

(1) SHANGHAI SHENGPIN NETWORK TECHNOLOGY DEVELOPMENT CO., LTD., a corporation organized and existing under the laws of the People's Republic of China (the "PRC") and having its registered address at Room 403-A, 727 Zhangjjiang Road, Pudong New Area, Shanghai, the PRC ("Shengpin"); and

(2) SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a corporation organized and existing under the laws of the PRC and having its registered address at Room 638-7, Building 2, 351 Guoshoujing Road, Zhangjiang Hi-Tech Park, Shanghai, the PRC ("Shengqu").

                                    RECITALS

WHEREAS, Shengpin engages in the business of developing, distributing and selling computer games, including online games played by multiple users;

WHEREAS, Shengqu engages in the business of the operating, publishing and selling online games;

WHEREAS, Shengpin desires to grant Shengqu (i) a license to distribute and sell an online game known as The Age (the "Game", as defined in clause 1.4) in mainland China and Hong Kong Special Administrative Region (the "Territory") and
(ii) a right to manage and operate servers for the Game, to provide technical support to users of the Game, to bill users, and to provide marketing services, each in the Territory (the "Services"); and

WHEREAS, Shengqu desires to distribute and sell the Game and to provide the Services within the Territory and/or to grant a sublicense to do so to a third party, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual consideration received and to be received pursuant to this Agreement, the parties agree as follows:

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1.    DEFINITIONS.

In this Agreement, unless the context otherwise requires, the following expressions shall have the meanings set forth below:

1.1 "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday in the PRC.

1.2 "Client Software" shall mean software sold, provided or distributed to the users and therefore, to be loaded onto the user's personal computer.

1.3 "Server Software" shall mean system software and a proprietary database (including the content and records located in such database) located on servers connected to the Internet.

1.4 "Game" shall mean an online game developed by Shengpin known as The Age, which can be played by a user with other users by installing the Client Software onto a user's computer and then accessing the Server Software connected to the Internet.

1.5 "Intellectual Property" shall mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including, but not limited to, copyrights (including without limitation, the sole and exclusive right to prepare "derivative works of the copyrighted work and to copy, manufacture, reproduce, distribute copies of, modify, perform and display the copyrighted work and all derivative works thereof), moral rights (including without limitation any right to identification of authorship and any limitation on subsequent modification) and mask-works; (b) rights in and relating to the protection of trademarks, service marks, trade names, goodwill, rights of publicity, merchandising rights, advertising rights and similar rights; (c) rights in and relating to the protection of trade secrets and confidential information; (d) patents, designs, algorithms and other industrial property rights and rights associated therewith; (e) other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible property that are analogous to any of the foregoing rights (including without limitation logos, rental rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise; (f) registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe (including without limitation rights in any of the foregoing); and (g) rights in and relating to the sole and exclusive possession, ownership and use of any of the foregoing throughout the universe, including without limitation, the right to license and sublicense, assign, pledge, mortgage, sell, transfer, convey, grant, gift over, divide, partition and use (or not use) in any way any of the foregoing now or hereafter

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      (including without limitation any claims and causes of action of any kind with respect to, and any other rights relating to the enforcement of, any of the foregoing).

2.    DISTRIBUTION LICENSE

2.1 Shengpin grants Shengqu an exclusive license to distribute and sell the Game and its peripheral products in the Territory, and a right to grant a sublicense to a third party. In addition, Shengpin grants Shengqu a license to use any and all of Shengpin's trademarks, whether now possessed by Shengpin or hereafter acquired, in connection with the distribution and sale of the Game and its peripheral products in the Territory, and a right to sublicense such trademarks to a third party.

2.2 Shengqu shall, during the term of this Agreement, diligently and faithfully provide the Services, distribute and sell the Game and its peripheral products in the Territory and shall use its best endeavors to maintain the goodwill of Shengpin in the Territory. Shengqu shall leave in position and not cover or erase any notices or other marks (including, without limitation, details of patents or notices that a trademark design or copyright relating to the Game is owned by Shengpin or a third party) which Shengpin may place or affix to the Game.

2.3 During the term of this Agreement, Shengqu shall not sell, sublicense, export or assist in or be a party to the export of the Game outside the Territory.

3.    INTELLECTUAL PROPERTY RIGHTS

3.1 Shengpin expressly covenants and warrants that it has good title to the Game, Client Software, Server Software and the right to license their use to Shengqu free of any proprietary rights of any other party or any other encumbrance whatsoever.

3.2 Shengpin acknowledges that ownership rights in all data and data files (including, but not limited to, user data, data recorded and stored in the game database, connection log, billing log, chatting log and other related data) which are generated by the servers during operation of the Game within the Territory, and the contents of related documentation, and Intellectual Property Rights therein or associated therewith, will remain with Shengqu, who will have the exclusive right to protect the same.

3.3 Shengqu acknowledges that the Game, in its original and/or localized form and any part thereof, the game engine, the Client Software, the Server Software, and the contents of related documentation are proprietary in nature and that Shengpin claims all related Intellectual Property Rights granted by or

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      available under law therein. Title and sole ownership rights in and to the
      Game, in its original and/or localized form and any part thereof, the game engine, the Client Software, the Server Software, and the contents of related documentation, and Intellectual Property Rights therein or associated therewith, will remain with Shengpin, who will have the exclusive right to protect the same.

3.4 Shengqu agrees to report to Shengpin any known infringements, illegal uses or misuses of the Intellectual Property Rights of Shengpin in connection with the Game in its original and/or localized form and any part thereof, the game engine, the Client Software, the Server Software, and the contents of related documentation in the Territory. Shengqu agrees to assist Shengpin in enforcing or obtaining protection of such items and acknowledges that Shengpin shall have the sole right to bring a legal action or suit for infringement thereof. Such assistance shall be at Shengpin's expense unless the matter to which such assistance applies arises out of or from or is related in any way to the breach by Shengqu of any term or condition of this Agreement or by Shengqu's willful misconduct, in which case such assistance shall be at Shengqu's expense.

4.    INITIAL PAYMENT

4.1 Shengqu agrees to pay to Shengpin an initial licensing fee of RMB 2,000,000 for the rights granted under this Agreement (the "Initial Payment"). The Initial Payment shall be non-refundable, except in the event that Shengpin breaches the Agreement.

4.2 Shengpin shall provide with Shengqu the receipt by the 15th day after Shengqu makes such payment.

5.    MONTHLY ROYALTY PAYMENT

      Shengqu shall make monthly royalty payment to Shengpin as set forth:

5.1 Shengqu shall pay to Shengpin 20% of the revenues received in connection with operating the Game.

5.2 Shengqu shall provide an income statement for each month to Shengpin for its review and confirmation by the 10th day of the following month.

5.3 Shengqu shall pay to Shengpin the monthly royalty payment for each month by the 30th day of the month after the month in which Shengpin confirms the income statement under Clause 5.2.

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5.4   Shengpin shall provide Shengqu the receipt for a monthly royalty payment by the 15th day after Shengqu makes such monthly royalty payment.

5.5 The monthly royalty payment shall initially be offset against the Initial Payment, with Shengqu paying the monthly royalty payment to Shengpin only to the extent that the aggregate monthly royalty payment exceeds the Initial Payment. Shengqu shall have no obligation to pay the monthly royalty payment for the first 30 days following the commercial launch of the Game.

5.6 Shengqu shall have no obligation to pay the monthly royalty payment and have right to terminate this agreement at any time, in the event that the average concurrent users for each month of the Game are less than 20,000 during six concurrent months after the Game has been commercially launched.

6.    TERM

The term of this Agreement shall be for a period of twelve (12) months begging on May 1, 2004.

7.    RIGHTS ON TERMINATION

Upon termination of this Agreement:

7.1 All of Shengqu's rights with respect to the Game, in its original and/or localized form and any part thereof, the game engine, the Client Software, the Server Software, the tools, and the codes will automatically and immediately terminate, and Shengqu shall immediately cease to use the Game in its original and/or localized form and any part thereof, the game engine, the Client Software, the Server Software, the tools, and the codes, and shall destroy or return (at Shengpin's option) any materials representing the same to Shengpin, along with a written confirmation of destruction or return, signed by an officer of Shengqu.

7.2 Any termination of this Agreement shall not affect any rights and obligations accrued as of the date of the termination. For the avoidance of doubt, any monthly royalty payment accrued prior to the termination shall be payable notwithstanding the termination and the payment shall be governed to the same extent by the terms of monthly royalty payment under this Agreement.

8.    DEFAULT

8.1 For the purposes of this Agreement, a party shall be in default if (i) it materially breaches a term of this Agreement causing serious harm to the goodwill and advantages of the other party, and such breach

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      continues for a period of sixty (60) days after the party committing the breach has been notified of the breach, or (ii) it become insolvent.

8.2 Upon occurrence of an event of default as described in the clause 8.1, the party not in default may immediately terminate this Agreement by giving written notice to the party in default. The rights and remedies provided to the parties in this Clause shall not be exclusive and are in addition to any other rights and remedies provided by this Agreement or at law or in equity.

9.    INDEMNIFICATION

9.1 Shengqu shall indemnify, defend and hold Shengpin and its affiliates, directors, officers, employees, shareholders, and agents harmless from and against any and all claims, losses, liabilities, costs and expenses arising out of any third-party claim relating to:

      9.1.1 Any violation by Shengqu of any of the provisions of this Agreement; and

      9.1.2 Any gross misconduct or intentional acts or omissions on the part of Shengqu or its employees or agents.

9.2 Shengpin shall indemnify, defend and hold Shengqu and its affiliates, directors, officers, employees, shareholders, and agents harmless from and against any and all claims, losses, liabilities, costs and expenses arising out of any third-party claim relating to:

      9.2.1 Any violation by Shengpin of any of the provisions of this Agreement; and

      9.2.2 Any gross misconduct or intentional acts or omissions on the part of Shengpin or its employees or agents.

9.3   Indemnification procedure shall be as follows:

      9.3.1 A party seeking indemnification (the "Indemnified Party") will promptly notify the other party (the "Indemnifying Party") in writing of any claim for indemnification.

      9.3.2 The Indemnifying Party will, if requested by the Indemnified Party, give assistance to the Indemnified Party in defense of any claim.

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      9.3.3 The Indemnified Party will have the right to consent to the entry of judgment with respect to, or otherwise settle, an indemnified claim with the prior written consent of the Indemnifying Party.

10.   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

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IN WITNESS WHEREOF, Shengpin and Shengqu have each caused this Agreement to be executed and delivered by a duly authorized representative, officer or agent, effective as of the Effective Date.

SHANGHAI SHENGPIN NETWORK TECHNOLOGY DEVELOPMENT CO., LTD.

By: /s/ Qunzhao Tan
   ___________________________
Name:  Qunzhao Tan
Title: General Manager

SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

By: /s/ Tianqiao Chen
   ___________________________
Name:  Tianqiao Chen
Title: Executive Director

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